VirTra Reports Second Quarter 2018 Financial Results

TEMPE, Ariz. — August 13, 2018 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, reported results for the second quarter ended June 30, 2018. The financial statements are available on VirTra’s website and here.

Second Quarter 2018 Operational and Financial Highlights:

●	Total revenue increased 66% year-over-year to $8.7 million
●	Gross profit increased 53% year-over-year to $5.7 million
●	Income from operations increased 82% year-over-year to $3.0 million
●	Delivered training simulators and accessories valued, in aggregate, at more than $1.15 million to three of the largest U.S. law enforcement agencies representing over 6,000 officers
●	Backlog totaled approximately $5.2 million
●	VirTra’s common stock was added to the Russell Microcap Index

Second Quarter and Six Month 2018 Financial Highlights:

All figures in millions, except per share data	Q2 2018	Q2 2017	% Δ	YTD 2018	YTD 2017	% Δ
Total Revenue	$8.7	$5.3	66%	$11.9	$9.5	26%

Gross Profit	$5.7	$3.8	53%	$8.0	$6.2	29%
Gross Margin	65.9%	71.4%	-8%	66.6%	65.3%	2%

Net Income	$2.1	$1.6	28%	$2.0	$2.0	-1%
Diluted Earnings per Share (EPS)	$0.26	$0.2	30%	$0.25	$0.24	4%

Adjusted EBITDA	$3.2	$1.8	81%	$3.1	$2.4	32%

Management Commentary

“In the second quarter of 2018 we saw the hard work of the prior quarters come to fruition as we achieved several important financial milestones, including record total revenue and adjusted EBITDA, while maintaining solid gross margins,” said Bob Ferris, Chairman and Chief Executive Officer of VirTra. “To us, these figures validate the decisions we recently made to expand our staff and shift additional responsibilities of our production in-house. Our success in Q2 demonstrates that we are capable of both procuring and delivering larger volumes of orders, which we hope to continue in the coming years.

“We remain optimistic about the remainder of 2018 thanks to a strong first half of the year and opportunity pipeline but believe it is critical to bear in mind that our long sales cycle, as well as the timing of large contracts, necessitate evaluation of our results on a year-over-year rather than a quarter-by-quarter basis. This is because much of the revenue we recognized in one quarter is primarily a direct result of our work in prior quarters. That being said, we look forward to capitalizing on the momentum created by this quarter’s strong results. When combined with our recent up-listing to NASDAQ and inclusion in the Russell Microcap Index, we believe we are in an even stronger position today to continue expanding our business, with the ultimate goal of delivering lasting shareholder value over the long run.”

Second Quarter 2018 Financial Results

Total revenue increased 66% to $8.7 million from $5.3 million in the second quarter of 2017. The increase in total revenue was due to higher sales of VirTra’s simulators, accessories, warranties and other services.

Gross profit increased 53% to $5.7 million (65.9% of total revenue) from $3.8 million (71.4% of total revenue) in the second quarter of 2017. The increase in gross profit was primarily due to the increase in total revenue.

Net operating expense increased 31% to $2.8 million from $2.1 million in the second quarter of 2017. The increase in net operating expense was due to investments in sales and marketing personnel as well as higher non-recurring professional services fees related to VirTra’s qualification and completion of its NASDAQ exchange listing in March 2018.

Income from operations increased 82% to $3.0 million from $1.6 million in the second quarter of 2017.

Net income totaled $2.1 million, or $0.26 per diluted share, an improvement from $1.6 million, or $0.20 per diluted share in the second quarter of 2017. VirTra recognized an income tax expense of $865,000 in the second quarter of 2018 compared to none in the same period a year-ago as a result of a change in management’s assessment and reporting of deferred taxes.

Adjusted EBITDA, a non-GAAP financial measure, increased 81% to $3.2 million from $1.8 million in the second quarter of 2017.

As of June 30, 2018, cash and cash equivalents increased 9% to $4.9 million from $4.5 million at the end of the prior quarter.

Financial Results for the Six Months Ended June 30, 2018

Total revenue increased 26% to $11.9 million from $9.5 million in the first six months of 2017. The increase in total revenue was due to higher sales of VirTra’s simulators, accessories, warranties and other services.

Gross profit increased 29% to $8.0 million (66.6% of total revenue) from $6.2 million (65.3% of total revenue) in the first six months of 2017. The increase in gross profit was primarily due to the increase in total revenue.

Net operating expense increased 26% to $5.2 million from $4.1 million in the first six months of 2017. The increase in net operating expense was due to investments in sales and marketing personnel as well as higher non-recurring professional services fees related to VirTra’s qualification and completion of its NASDAQ exchange listing in March 2018.

Income from operations increased 34% to $2.8 million from $2.1 million in the first six months of 2017.

Net income totaled $2.0 million, or $0.25 per diluted share, compared to $2.0 million, or $0.24 per diluted share in the comparable period a year ago.

Adjusted EBITDA increased 32% to $3.1 million from $2.4 million in the first six months of 2017.

Conference Call

VirTra management will hold a conference call today (August 13, 2018) at 4:30 p.m. Eastern time (1:30 p.m. local time) to discuss these results.

VirTra’s Chairman and CEO Bob Ferris and CFO Judy Henry will host the call, followed by a question and answer period.

U.S. dial-in number: 877-407-8031

International number: 201-689-8031

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of VirTra’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 27, 2018.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 36073

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of training simulators for the law enforcement, military, educational and commercial markets. VirTra’s patented technologies, software and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real world situations. VirTra’s mission is to save and improve lives worldwide through realistic and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following table:

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended				Six Months Ended
	June 30,	June 30,	Increase	%	June 30,	June 30,	Increase	%
	2018	2017	(Decrease)	Change	2018	2017	(Decrease)	Change

Net Income	$2,112,937	$1,648,091	$464,846	28%	$2,027,150	$2,049,979	$(22,829)	-1%
Adjustments:
Depreciation and amortization	74,587	70,572	4,015	6%	143,206	138,957	4,249	3%
Non-cash stock option expense	4,860	48,812	(43,952)	-90%	4,860	117,975	(113,115)	-96%
Impairment loss on That’s Eatertainment (f/k/a MREC)	134,140	-	134,140	-100%	134,140	-	134,140	-100%
Provision for income taxes	864,941	-	864,941	-100%	835,747	78,000	757,747	971%

Adjusted EBITDA	$3,191,465	$1,767,475	$1,423,990	81%	$3,145,103	$2,384,911	$760,192	32%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this Form 10-Q are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the SEC. You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the Securities and Exchange Commission before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Media Contact:
Susan Lehman

Slehman@virtra.com

510-599-6555

Investor Relations Contact:

Matt Glover or Tom Colton

VTSI@liolios.com

949-574-3860

VIRTRA, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	June 30, 2018	December 31, 2017

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,899,088	$5,080,445
Accounts receivable, net	4,223,217	1,478,135
Notes receivable, current	495,633	-
Inventory, net	1,801,088	1,720,438
Unbilled revenue	299,317	1,222,047
Prepaid expenses and other current assets	727,817	586,439

Total current assets	12,446,160	10,087,504

Property and equipment, net	821,840	677,273
Notes receivable, long-term	171,715	-
Deferred tax assets, net	1,886,000	2,710,182
Investment in That’s Eatertainment (f/k/a MREC)	1,240,793	1,374,933

TOTAL ASSETS	$16,566,508	$14,849,892

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$531,054	$535,795
Accrued compensation and related costs	1,147,303	593,491
Accrued expenses and other current liabilities	481,626	243,573
Note payable, current	11,250	11,250
Deferred revenue	1,938,264	2,992,912

Total current liabilities	4,109,497	4,377,021

Long-term liabilities:
Deferred rent liability	49,074	75,444
Note payable, long-term	11,250	11,250

Total long-term liabilities	60,324	86,694

Total liabilities	4,169,821	4,463,715

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 7,935,274 shares issued and 7,911,807 shares outstanding as of June 30, 2018 and 7,927,774 issued and 7,904,307 shares outstanding as of December 31, 2017.	794	793
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Treasury stock at cost; 23,467 shares outstanding as of June 30, 2018 and December 31, 2017.	(112,109)	(112,109)
Additional paid-in capital	14,937,922	14,954,563
Accumulated deficit	(2,429,920)	(4,457,070)

Total stockholders’ equity	12,396,687	10,386,177

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,566,508	$14,849,892

See accompanying notes to unaudited condensed financial statements.

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
REVENUES
Net sales	$8,275,309	$5,091,148	$11,473,530	$9,256,623
Royalties/licensing fees	429,613	160,417	475,581	204,229
Total revenue	8,704,922	5,251,565	11,949,111	9,460,852

Cost of sales	2,964,997	1,501,467	3,991,152	3,280,412

Gross profit	5,739,925	3,750,098	7,957,959	6,180,440

OPERATING EXPENSES
General and administrative	2,477,581	1,850,561	4,486,284	3,465,060
Research and development	305,738	278,917	673,282	621,106

Net operating expense	2,783,319	2,129,478	5,159,566	4,086,166

Income from operations	2,956,606	1,620,620	2,798,393	2,094,274

OTHER INCOME (EXPENSE)
Other income	22,177	35,254	65,475	41,488
Other expense	(905)	(7,783)	(971)	(7,783)

Net other income	21,272	27,471	64,504	33,705

Income before income taxes	2,977,878	1,648,091	2,862,897	2,127,979

Income tax expense	864,941	-	835,747	78,000

NET INCOME	$2,112,937	$1,648,091	$2,027,150	$2,049,979

Earnings per common share
Basic	$0.27	$0.20	$0.26	$0.26
Diluted	$0.26	$0.20	$0.25	$0.24

Weighted average shares outstanding
Basic	7,907,390	7,927,610	7,905,849	7,927,692
Diluted	8,255,299	8,600,201	8,251,640	8,634,247

See accompanying notes to unaudited condensed financial statements.

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30, 2018	June 30, 2017

Cash flows from operating activities:
Net income	$2,027,150	$2,049,979
Adjustments to reconcile net income to net cash provided by operating activities
Investment in That’s Eatertainment (f/k/a MREC)	134,140	-
Depreciation and amortization	143,206	138,957
Stock compensation	4,860	117,975
Compensation associated with stock option repurchase	44,900	50,250
Changes in operating assets and liabilities:
Accounts and note receivable	(3,412,430)	(480,579)
Inventory	(80,650)	(13,749)
Deferred taxes	824,182	-
Unbilled revenue	922,730	(2,260,108)
Prepaid expenses and other current assets	(141,378)	(55,466)
Accounts payable and other accrued expenses	787,124	439,559
Deferred revenue and deferred rent	(1,081,018)	762,792

Net cash provided by operating activities	172,816	749,610

Cash flows from investing activities:
Purchase of property and equipment	(287,773)	(70,923)

Net cash used in investing activities	(287,773)	(70,923)

Cash flows from financing activities:
Treasury stock	-	(13,800)
Repurchase of stock options	(76,900)	(85,250)
Stock options exercised	10,500	-

Net cash used in financing activities	(66,400)	(99,050)

Net increase (decrease) in cash	(181,357)	579,637
Cash, beginning of period	5,080,445	3,703,579

Cash, end of period	$4,899,088	$4,283,216

Supplemental disclosure of cash flow information:
Cash paid:
Taxes	$96,574	$78,000

Supplemental disclosure of non-cash investing and financing activities:
Conversion of accounts to notes receivable	$693,044	$-

See accompanying notes to unaudited condensed financial statements.